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                                                                    EXHIBIT 10.7

This INDENTURE OF LEASE ("Lease") made and entered into as of the 15th day of September 1994 at Boston, Suffolk County, Commonwealth of Massachusetts, by and between Joseph Biotti, Jr. as he is Trustee of One Nevada Realty Trust under Declaration of Trust dated September 14, 1984 and filed for registration with Middlesex South Registry District of the Land Court as Document No. 667834 and his heirs, legal representatives, successors and assigns where the context so admits ("Lessor") and Dragon Systems, Inc., a Delaware corporation and its legal representatives, successors, and assigns where the context so admits ("Lessee")

                                 WITNESSETH THAT

Lessor and Lessee, for and in consideration of the mutual covenants hereinafter contained, agree as follows:

         1. PREMISES. Lessor does hereby lease to Lessee the certain 12,000 square feet, more or less, of the first floor of the building at 330 Nevada Avenue, Newtonville, Massachusetts (the "Building") outlined in blue on the floor plan attached hereto, made part hereof and marked "A" (the "Initial Premises") and the remaining 10,000 square feet of space, more or less (for a total of 22,000 square feet, more or less) of the said first floor shown on the said floor plan attached hereto, and marked "A" (the "Balance Premises") all for the Term (as defined in paragraph 2) of this Lease. The Initial Premises together with (from and after the Balance Date as hereinafter defined) the Balance Premises are hereinafter collectively referred to as the "Premises". Lessee shall have, appurtenant
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to the Premises, rights to use in common with others the driveways, parking spaces (subject to a maximum of 55 parking spaces) and other portions of the land on which the Building is situated necessary for access to the Building, together with the right to use in common with others entitled thereto the hallways and stairways, if any, necessary for access to the Premises, lavatories nearest thereto, the loading dock, and such other building amenities as may be made available by Lessor. No space in the Building shall be included as part of the Premises unless such space is within Lessee's exclusive control.

         2. TERM. With respect to the Initial Premises, the term of this Lease (the "Term") shall commence on October 3, 1994 or the date a Certificate of Occupancy or other certificate is issued by the City of Newton permitting Lessee to occupy the Initial Premises, whichever is later (the "Commencement Date") and expire on November 30, 1996 or, if Lessee exercises the option provided in paragraph 12 hereof, November 30, 2001 (the "Expiration Date"), and with respect to the Balance Premises, with Lessee's acceptance of the Balance Premises (such acceptance shall not be unreasonably withheld) the Term shall commence on October 31, 1994 or the date a Certificate of Occupancy or other certificate is issued by the City of Newton permitting Lessee to occupy the Balance Premises, whichever is later (the "Balance Date"), and expire on the Expiration Date.

         3. CONSTRUCTION OF PREMISES. Lessor agrees to use due diligence to complete at Lessor's expense the build-out of the Initial Premises and the Balance Premises in accordance with



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the plans by A. Costa Assoc. initialled by the parties, attached hereto, made part hereof and marked "A" and "B" respectively (collectively the "Plan"). However, in the case of delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, casualty or other causes reasonably beyond Lessor's control, the Commencement Date or the Balance Date, as the case may be, shall be extended for the period of such delay not to exceed 30 days. The Premises shall be deemed ready for occupancy not later than the date on which the work described in the Plan has been completed except for items of work and adjustment of equipment and fixtures which can be completed without causing substantial interference with Lessee's use of the Premises (i.e., so-called "punch list" items). Lessor shall complete all punch list items within thirty (30) days after the Commencement Date or the Balance Date, as the case may be.

         4. RENT. For the period beginning on the Commencement Date and ending on November 30, 1996, Lessee shall pay Lessor base rent, in advance, to be received on the first day of each month during said period at the rate of $8.50 per square foot of the Premises per annum. If Lessee exercises the option provided in paragraph 12 hereof, then for the period commencing on December 1, 1996 and ending on the Expiration Date (the "Option Term"), Lessee shall pay Lessor base rent, in advance, to be received on the first day of each month, at the rate per square foot of the Premises per annum of $8.08 multiplied by the Cost of Living Factor defined in subparagraph 4.2. If



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occupancy of the Premises commences other than on the first calendar day of a month, then the Fixed Rent provided herein shall be prorated for the first month in accordance with the number of calendar days in that month and shall be paid in advance.

         4.1 Not later than fifteen (15) days after Lessee's occupancy of the Initial Premises and again not later than fifteen (15) days after Lessee's occupancy of the Balance Premises, the actual square footage thereof shall be measured according to the so-called "New York" standard by a licensed architect selected and paid for by Lessor. If the actual square footage differs materially from that stated in paragraph 1 hereof, Lessor and Lessee shall execute an amendment to this Lease specifying the actual square footage of the Premises. For the purposes of this Lease, "Fixed Rent" with respect to the Initial Premises or the Premises shall mean the product of the rate specified in paragraph 4 multiplied by the square footage as measured by Lessor's architect of the Initial Premises or the Premises, as the case may be.

         4.2 The "Cost of Living Factor" for each year of the Option Term shall be computed as of the first day of each of those years and shall be the larger of the integer (1) or the fraction calculated as follows using the Boston Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor: (a) Unless Lessee has leased the Balance Premises, the index number indicated in the row entitled "all items" for the month of May 1994


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shall be the "Base Index Number"; or, if Lessee has leased the Balance Premises, the "Base Index Number" shall be the sum of 55% of the said index number for May 1994 and 45% of the index number indicated in the row entitled "all items" for the month of the Balance Date. In either case, the corresponding index number for the last month published prior to the computation using the Cost of Living Factor shall be the "Current Index Number". (b) The Cost of Living Factor shall be the sum of the integer one (1) and the increase of the Current Index Number over the Base Index Number expressed as a decimal. To calculate such increase, subtract the Base Index Number from the Current Index Number and divide the difference by the Base Index Number. (c) If publication of the index hereinbefore referred to shall be discontinued, computation of the Cost of Living Factor shall thereafter be based on the most comparable statistics published by either an agency of the United States or a responsible financial periodical of recognized authority. In that event, or in the event that the index ceases publishing statistics for Boston or for "all items" or ceases publishing such figures monthly, the method of computation hereinbefore specified shall be equitably adjusted so as to carry out the intent of this subparagraph 4.2 as nearly as possible in the circumstances.

         4.3. In addition to the Fixed Rent, for the period beginning on the Commencement Date and ending on November 30, 1996, Lessee shall pay Lessor Supplemental Rent, in advance, to be received on the first date of each month during said period



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at the rate of $7.10 per square foot of the Premises per annum. If Lessee exercises the option provided in paragraph 12 hereof, then for the Option Term Lessee shall pay Lessor Supplemental Rent, in advance, to be received on the first day of each month, at the rate of $4.10 per square foot of the Premises per annum. If occupancy of the Premises commences other than on the first calendar day of a month, then the Supplemental Rent provided herein shall be prorated for the first month in accordance with the number of calendar days in that month and shall be paid in advance. For the period beginning on the Commencement Date and ending on the day before the Balance Date, Lessee shall pay Supplemental Rent based upon the number of square feet in the Initial Premises; and for the period beginning on the Balance Date, Lessee shall pay Supplemental Rent based upon the number of square feet in the entire Premises, in each case determined by Lessor's architect as provided above.

         4.4. In addition to the Fixed Rent and Supplemental Rent, Lessee agrees to pay Lessor the sum of the amount, if any, by which the metered charges for electricity furnished to the Premises exceed $1.35 per square foot of the Premises and the amount, if any, by which one half the taxes assessed by the City of Newton on the Building exceeds $2.00 per square foot of the Premises (which sum is hereinafter referred to as "Additional Rent"). For the period beginning on the Commencement Date and ending on the day before the Balance Date, Lessee shall pay Additional Rent based upon the number


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of square feet in the Initial Premises; and for the period beginning on the
Balance Date, Lessee shall pay Additional Rent based upon the number of square feet in the entire Premises, in each case determined by Lessor's architect as provided above. Lessee shall pay Additional Rent in equal monthly installments in advance on the first day of each month, such that each installment shall be received by Lessor on the first day of each and every calendar month, based upon Lessor's reasonable estimate of Additional Rent. In the event that Lessee challenges Lessor's estimate of Additional Rent, Lessor shall promptly make available for Lessee's inspection the bills or other data on which Lessor's estimate is based. Lessor shall, within sixty (60) days after the end of any calendar year for which Additional Rent is due to Lessor, furnish to Lessee a statement accompanied by copies of the electric and/or tax bills showing the charges for the relevant calendar year or part thereof. Any overpayment of Additional Rent for the period covered by such bills shall be refunded by Lessor within ten (10) business days of the delivery of such statement to Lessee. Any amount owed by Lessee to Lessor for Additional Rent for the period covered by such statement shall be delivered to Lessor within ten (10) business days after the delivery of such statement. If Lessor obtains an abatement of real estate tax, Additional Rent shall be recalculated reducing the Taxes by the amount of such abatement, less the reasonable fees and costs incurred in obtaining the same, and any excess paid shall be refunded to Lessee.



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         4.5 Lessee agrees and covenants to pay all Fixed Rent, all Supplemental
Rent and all Additional Rent to Lessor at the office of Lessor, or at such other place as Lessor may designate by notice to Lessee, in good Boston funds, without demand therefor and without deduction, setoff or abatement whatsoever, except as otherwise set forth herein. Lessee further agrees, covenants and acknowledges that the obligations to pay Fixed Rent, Supplemental Rent and Additional Rent are independent continuing obligations and that the same must be paid by Lessee to Lessor regardless of any dispute or controversy among the parties.

         5. UTILITIES. Lessor agrees to provide at his expense all utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning to the Premises, the hallways, stairways, elevators and lavatories during Normal Business Hours (as hereinafter defined) of the heating and air conditioning seasons of each year and at all other times as verbally requested by Lessee upon reasonable prior notice, to light passageways and stairways at all times, and to furnish such cleaning service as is set forth in the Schedule attached hereto, made part hereof and marked "C", all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building or to any cause beyond Lessor's control. For purposes of this paragraph 5, "normal business hours" are 8 a.m. to 8 p.m. on



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Monday through Saturday and all holidays. Lessor shall have no obligation to provide electricity in excess of 30 amps per 110 square feet of space. In the event Lessee requires additional utilities or equipment, the installation and maintenance thereof shall be Lessee's sole obligation, provided that such installation shall be subject to the written consent of Lessor, which shall not be unreasonably withheld.

         6. USE OF LEASED PREMISES. Lessee shall use the Premises only for general office purposes, electronics and software research and development, including electronics and manufacturing facilities not involving chemicals, and receipt, storage and shipment of inventory, customer sales, customer service and support, demonstrations, seminars, training and other uses attendant thereto. If Lessee desires to use the Premises for any other purpose, said changes must be approved by Lessor in writing, which approval will not be unreasonably withheld or delayed.

         7. COMPLIANCE WITH LAWS. Lessee acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal bylaw or ordinance in force in the City of Newton.

         8. INSURABILITY. Lessee shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance



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Rating Association or any similar body succeeding to its powers. Lessee shall on demand reimburse Lessor, and all other tenants for all extra insurance premiums caused by Lessee's use of the Premises. Lessor acknowledges that the use specified in the first sentence of paragraph 6 will not increase insurance premiums.

         9. MAINTENANCE. Lessee agrees to maintain the Premises in good condition, reasonable wear and tear and damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein (excluding damage by Lessor or Lessor's agents or invitees), and, except as otherwise provided in a "punch list" provided by Lessor or Lessee, by taking possession of the Premises acknowledges that the Premises are now in good order and the glass whole. Lessee shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Lessee shall obtain written consent of Lessor before erecting any sign on the Premises, such consent not to be unreasonably withheld. Lessor will permit Lessee to erect a sign consistent with Lessee's corporate image/style, subject to City of Newton regulation.

         9.1 Lessor agrees to maintain the structure of the Building of which the Premises are a part, including the roof and floors, in the same condition as it is at the commencement of the Term or as it may be put in during the Term of this Lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required



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because of Lessee or those for whose conduct Lessee is legally responsible.

         9.2 Lessor also agrees at his expense (except that extra maintenance required because of actions of Lessee or those for whose conduct Lessee is legally responsible shall be at Lessee's sole expense) to maintain the following in the same condition as they are at the commencement of the Term or may be put in during the term of this Lease: (i) the heating, ventilating and air conditioning system serving the Building, (ii) the utility systems serving the Building and (iii) the common areas of the Building and Premises, including parking areas, driveways, drainage systems, sidewalks and steps.

         10. ALTERATIONS-ADDITIONS. Lessee shall not make structural alterations or additions to the Premises, but may make non-structural alterations provided Lessor consents thereto in writing, which consent shall not be unreasonably withheld or delayed but may be conditioned upon Lessee's agreement to restore the Premises, at Lessor's request, at the Expiration Date. All such allowed alterations shall be at Lessee's expense and shall be in quality at least equal to the present construction. Lessee shall not permit to remain upon the Premises any mechanics' liens or similar liens, for labor and material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause any such lien to be released of record forthwith without cost to Lessor. Any alterations or improvements made



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by Lessee shall become the property of Lessor at the termination of occupancy as provided herein unless otherwise consented to in writing by Lessor prior to installation thereof.

         11. ASSIGNMENT OR SUBLEASING. Lessee shall not assign or sublet the whole or any part of the Premises without Lessor's prior written consent, which shall not be unreasonably withheld. Notwithstanding such consent, Lessee shall remain liable to Lessor for the payment of all Fixed Rent and Additional Rent and for the full performance of the covenants and conditions of this Lease. Moreover, in the event of an assignment or sublease pursuant to such consent, no assignee or sublessee shall further assign this Lease or sublet any part of the Premises unless and until Lessor in his sole and uncontrolled discretion consents to such further assignment. Notwithstanding the foregoing, Lessor shall not withhold its consent to an assignment of this Lease or a sublease of the Premises or any portion thereof to any corporation (a) which directly or indirectly controls and beneficially owns Lessee (b) which directly or indirectly is controlled by and beneficially owned by Lessee, or (c) which is a successor to Lessee by merger, consolidation or acquisition of substantially all of Lessee's assets (a "Reorganization"); provided, however, that with respect to any such Reorganization, any such corporate entity carries on substantially the same business now conducted by Lessee.

         12. OPTION. Lessee shall have one (1) option to renew this Lease for one (1) five (5) year period (the "Option")



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commencing on December 1, 1996, which Option may be exercised only by giving written notice thereof to Lessor not later than January 1, 1996. If Lessee exercises the Option, all terms and conditions of this Lease shall apply to the Option Term except insofar as otherwise specified herein.

         13. BUILDOUT REIMBURSEMENT. If Lessee does not exercise the Option and Lessor enters into a lease of the Premises to an entity not affiliated with Lessee ("New Lease"), and if the Premises are thus let substantially as office space with the buildout as shown in red on the Plan identified in paragraph 1 hereof, then Lessor shall reimburse Lessee for buildout costs at a rate of $3.00 per square foot per year of the term of the New Lease up to a maximum of five years. Such reimbursement shall be paid by Lessor to Lessee in equal monthly installments over not more than ten years after the Expiration Date. This obligation shall survive termination of this Lease.

         14. SUBORDINATION. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage which, now or at any time hereafter, impose a lien or liens on the property of which the leased Premises are a part. Lessee shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage, provided that each such mortgagee shall execute a non-disturbance agreement in a form reasonably



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acceptable to Lessee and such mortgagee, which agreement shall provide that the mortgagee will agree not to disturb the possession and other rights of Lessee under this Lease so long as Lessee performs its obligations under the Lease, in the event of acquisition of title by such mortgagee through foreclosure or otherwise.

         15. ENTRY AND ACCESS. Lessor or designated agents of Lessor shall have the right at all reasonable times and from time to time upon reasonable prior notice to Lessee to enter upon the Premises without disrupting Lessee's business or activities, for the purpose of inspecting the same, to remove placards and signs not approved and affixed as herein provided, to make such repairs and alterations as Lessor may elect to do, to show the Premises to others, and to do any other act or thing which Lessor may be obligated or have the right to do under this Lease. At any time within three (3) months before the expiration of the Term, Lessor may affix to any suitable part of the Premises a notice for letting or selling the Premises or property of which the Premises are a part and keep the same so affixed without hindrance or molestation.

         16. LESSEE'S LIABILITY INSURANCE. Lessee shall maintain with respect to the Premises and the property of which the Premises are a part comprehensive public liability insurance in the amount of $1,000,000/$3,000,000 with property damage insurance in limits of $250,000 in responsible companies qualified to do business in Massachusetts and in good standing



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therein insuring Lessor as well as Lessee against injury to persons or damage to property as provided. Lessee shall deposit with Lessor certificates for such insurance at or prior to the commencement of the Term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each assured named therein.
         17. FIRE, CASUALTY, EMINENT DOMAIN. Should any portion of the Premises or a substantial portion of the Building of which they are a part be substantially damaged by fire or other casualty, or be taken by eminent domain, Lessor may elect to terminate this Lease. When such fire, casualty, or taking unreasonably interferes with the use of the Premises, a just and proportionate abatement of rent shall be made, effective, in the case of fire or casualty, as of the date thereof. Lessee may elect to terminate this Lease if:

         (a) Lessor fails to give written notice within thirty (30)days after such fire, casualty or taking of its intention to restore the Premises in accordance with (b) below; or
         (b) Lessor fails within ninety (90) days after such fire, casualty or taking to restore the Premises as nearly as reasonably possible to the condition the same were in immediately prior to the fire, casualty or taking.

Lessor reserves, and Lessee grants to Lessor, all rights which Lessee may have for damages or injury to the Premises for any



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taking by eminent domain, except for damage to Lessee's fixtures, property, or equipment.

         18. DEFAULT. In the event that: (a) Lessee shall default in the payment of any installment of Fixed Rent or Additional Rent or any other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or (b) Lessee shall default in the observance or performance of any of Lessee's nonmonetary covenants, agreements, or obligations hereunder, including but not limited to Lessee's obligations not to commit or suffer waste, not to abandon the Premises, not to assign this Lease or sublet the Premises or any part thereof or permit the sale of its interest herein by legal process, without the prior written consent of Lessor, and not to use the Premises or any part thereof in violation of any law, and such default shall not be corrected within thirty (30) days (or such time as is reasonably necessary to cure such nonmonetary default if it cannot be cured within thirty (30) days, provided that Lessee shall promptly have commenced to cure and thereafter diligently prosecuted curing such default) after written notice thereof; or (c) Lessee shall file a voluntary petition under any bankruptcy or insolvency law or shall be declared bankrupt or insolvent according to law, or shall consent to the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee for all or any substantial part of its property, or any assignment shall be made of any substantial



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portion of Lessee's property for the benefit of creditors; or (d) if Lessee shall be dispossessed from any part of the Premises by a decree or order under the authority of any court or administrative agency or the entry of a decree or order appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee for all or any substantial part of its property, and such order shall not be vacated within sixty (60) days; or (e) if an involuntary petition shall be filed against Lessee under any bankruptcy or insolvency law and shall not be dismissed within sixty (60) days; or (f) if the winding-up or liquidation of Lessee's affairs shall be ordered or the leasehold hereby created shall be taken on execution or by other process of law; then Lessee shall be in default hereunder and Lessor shall have the right thereafter, while such default continues, at its option, to re-enter and take complete possession of the Premises, to declare the term of this Lease ended, and to remove Lessee and Lessee's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. Lessee shall indemnify Lessor against all loss of rent and other payments which Lessor may incur by reason of such termination during the residue of the Term. If Lessee shall default, after notice thereof as aforesaid, in the observance or performance of any conditions or covenants on Lessee's part to be observed or performed under or by virtue of any of the provisions in any paragraph of this Lease, Lessor, without being under any



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obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Lessee. If it should be necessary to protect the real estate or Lessor's interest therein or to prevent injury or damage to persons or property that certain action be taken in less than thirty
(30) days, the notice shall so specify, and Lessor shall have the right to cure such default on behalf of Lessee if no action is initiated by Lessee prior to the time specified in the notice. If Lessor makes any expenditure or incurs any obligation for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at a rate equal to the "prime rate" (as published by the Wall Street Journal) plus two (2) percentage points and costs, shall be paid to Lessor by Lessee as Additional Rent.

         19. NOTICE. Any notice from Lessor to Lessee relating to the Premises or to the occupancy thereof shall be deemed duly served if mailed to the Premises, certified mail, return receipt requested, postage prepaid, addressed to Lessee at 320 Nevada Street, Newton, Massachusetts 02160 Attention: Janet M. Baker with a copy to Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, Attention: Sarah Rothermel. Any notice from Lessee to Lessor relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed, certified mail, return receipt requested, postage prepaid, addressed to Lessor, at 97 Adams



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Street, Newton, Massachusetts 02195 Attention: Joseph Biotti with a copy to Loyd
M. Starrett, Fordham & Starrett, P.C., 260 Franklin Street, Boston,
Massachusetts 02110. Either party may from time to time designate by at least fifteen (15) days prior notice an address other than as specified above.

         20. SURRENDER. Except as otherwise specifically agreed by Lessor, Lessee shall at the expiration or other termination of this Lease remove all Lessee's goods and effects from the Premises, including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Lessee, either inside or outside the Premises. Lessee shall deliver to Lessor the Premises and all keys and locks thereto, and other fixtures therewith and all alterations and additions made to or upon the Premises, in good condition, reasonable wear and tear and damage by fire or other casualty only excepted.

                   20.1 In the event of Lessee's failure to remove any of Lessee's property from the Premises, Lessor is hereby authorized, without liability to Lessee for loss or damage thereto, and at the sole risk of Lessee, to remove and store any of the property at Lessee's expense, or to retain same under Lessor's control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

         21. ATTORNEYS' FEES. Lessor and Lessee each agree that the nonprevailing (or defaulting) party shall pay the other



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party's expenses including but not limited to all reasonable attorneys' fees and expenses (whether or not any legal action or proceeding is commenced) which may be expended or incurred by Lessor or Lessee to obtain or enforce any obligations under this Lease.

         22. FURTHER USE REGULATIONS. In addition, Lessee covenants and agrees as follows:

         (a) to procure all licenses and permits from time to time required by law in connection with uses permitted by paragraph 6 hereof;

         (b) not to take or permit to be taken any action, or omit to take any action, which will result in the suspension, forfeiture or cancellation of any license or permit with respect to the Premises;

         (c) not to solicit trade by sound audible outside the Premises, nor to permit on the Premises any nuisance;

         (d) not to injure, overload or deface the Building or any part thereof, nor to make or suffer any waste of the Premises;

         (e) to comply with such reasonable Rules and Regulations consistent with this Lease as Lessor hereafter may make for the care and use of the Premises, the Building, its surroundings and facilities and may communicate in writing to Lessee; and it is agreed that Lessor shall enforce such Rules and Regulations against other tenants, including a prohibition on smoking in all parts of the Building, provided that Lessor shall be required only to take reasonable steps to enforce such prohibition and only to the extent such enforcement is legal and provided, further, that Lessor shall not enforce against Lessee Rules and Regulations that are not enforced in a reasonably consistent manner against other tenants in the Building; and

         (f) to permit Lessor to erect, use and maintain utility meters, pipes, ducts, and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the use or appearance thereof and are done in such a manner as to minimize interruption of Lessee's business; and to permit Lessor, utility companies and any person having any interest under any mortgage affecting the Building to have



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         access to the Premises (including the right to take upon or through, or to keep and store within the Premises all necessary materials, tools and equipment) in any case of emergency and otherwise during normal business hours for the purposes of inspection or of making such repairs or renovations as Lessor may desire to make, as may be necessary for the maintenance of the Building, or as may be required of Lessor under the Terms of this Lease or any other lease, provided that such entry shall not unreasonably interfere with the conduct of Lessee's business.

         23. CONTENTS; CONSEQUENTIAL DAMAGES. All property of any kind belonging to Lessee or any person claiming through it that may be on the Premises is at the sole risk of Lessee. If the whole or any part of such property shall be destroyed or damaged by fire, water or otherwise, or by the leaking or bursting of water pipes or sprinklers, or in any other way or manner, no part of said loss or damage is to be charged to or borne by Lessor in any case whatever except to the extent that the same is a direct result of negligence or willful misconduct of Lessor or his employees or of failure of Lessor to perform his obligations hereunder after written notice of such failure. Nor shall any obligation of Lessor with respect to the Building extend to liability for any consequential damages whatsoever.

         24. INDEMNITY. Lessee shall save Lessor harmless and indemnified from any liability for injury, loss, accident or damage to any person or property which arises out of or in connection with Lessee's use or occupancy of or tenancy in the Premises and from any claims, actions, proceedings, or cost (including reasonable counsel fees) in connection therewith, including injury to or death of persons and damage to property while on the Premises and injury to or death of, or damage to property of, persons who are patrons, customers, invitees, employees or servants of Lessee while in the Building, outside the Premises, or on the property of which the Premises are a part and excluding only injury or damage caused solely by negligence or willful misconduct of Lessor or his agents or employees or by Lessor's continuing failure to perform his obligations hereunder after written notice of such failure.

                  24.1 Without limiting the generality of the foregoing, Lessee shall save Lessor harmless and indemnified from any expense or liability pursuant to any environmental law or regulation of the United States or of the Commonwealth of Massachusetts, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act or General Laws chapter 21E, which arises out of or in connection with Lessee's use or occupancy of or tenancy in the Premises or any event during Lessee's use, occupancy or tenancy and from any claims, actions, proceedings, or cost (including reasonable counsel fees) in connection therewith.

                  24.2 Lessor shall save Lessee harmless and indemnified from any expense or liability pursuant to any environmental law or regulation of the United States or of the Commonwealth of Massachusetts, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act or General Laws chapter 21E, which arises out of or as a result of the condition of the Premises as of the Commencement Date and from any claims, actions, proceedings, or cost (including reasonable counsel fees) in connection therewith.

                  24.3 In case of any claim for indemnification pursuant to this section 24, 24.1 or 24.2, the party claiming indemnification (hereinafter referred to as the "Indemnitee") shall promptly notify the party from whom indemnification is claimed (hereinafter referred to as the "Indemnitor") of the claim and, when known, the facts constituting the basis for such claim and the amount or an estimate of the amount of the potential liability involved.

                           24.3.1 Indemnitor shall undertake the defense of such
claim at Indemnitor's expense by representatives of Indemnitor's own choosing reasonably satisfactory to Indemnitee. Indemnitee shall have the right to participate in any such defense at Indemnitee's expense with advisory counsel of Indemnitee's own choosing. In the event that Indemnitor fails to defend within a reasonable time after notice of any such claim, Indemnitee shall have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account of Indemnitor, at the expense and risk of Indemnitor.

                           24.3.2 Indemnitor shall not, without Indemnitee's
written consent, enter into any settlement or compromise of any such claim or consent to entry of any judgment which does not include, as a term thereof, an unconditional release of Indemnitee from all liability in respect of such claim to be given by the claimant or plaintiff. Except as provided in paragraph 24.3.1, Indemnitee shall not settle or compromise or agree to settle or compromise any such claim or consent to entry of any judgment in connection therewith.

         25. CERTIFICATE OF STATUS. Lessor and Lessee shall on ten (10) days' request certify in recordable form as to the status of this Lease to any assignee or sublessee approved by Lessor or any mortgagee or purchaser or prospective mortgagee or purchaser of the Premises: namely, whether said Lease is in full force and effect, the date to which rent and other charges have been paid, and whether, to the best of the knowledge of the party so certifying, Lessor and Lessee have fully complied with the terms and provisions thereof and, if there is a claim of non-compliance, the respect in which such non-compliance is claimed. If, in connection with a loan secured in whole or part by an interest in the property of which the Premises are a part, an institutional mortgagee shall request as a condition to such loan reasonable modifications in this Lease or the execution of additional instruments or documents, Lessee shall not unreasonably withhold, delay or condition its consent thereto and/or execution thereof, provided that such modifications or documents do not increase the monetary obligations of Lessee hereunder or adversely affect the size of the Premises or the duration of the leasehold interest hereby created.

         26. SUCCESSORS. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and enure to the benefit of the respective heirs, devisees, legal representatives, successors and assigns of the parties hereto. However, named Lessor shall be liable only for obligations accruing while he is the owner of the Premises. When Lessor

(or any successor or assign of Lessor) is acting under a trust, the obligations of Lessor shall be binding only upon the trust estate and not upon any trustee or beneficiary of the trust individually.

         27. POST-TERM OCCUPANCY. If Lessor permits Lessee to continue in actual possession of the Premises after the end of the Term, such actual possession shall not be deemed to extend or renew the Term of this Lease. Such actual possession shall be deemed a tenancy at sufferance if it does not endure more than seven (7) calendar days; otherwise such actual possession shall be deemed to have created a tenancy at will, from month to month, commencing immediately after the end of the Term. In either event, such tenancy shall be upon the terms herein contained, except that the post-Term rental rate shall be one hundred fifty per cent (150%) of the rate applicable pursuant to paragraph 4 hereof on the last day of the Term, and said post-Term rental shall be payable monthly in advance throughout such tenancy. Except where the context does not permit, all other terms and conditions hereof shall also apply to any period of time after the Term during which Lessee is actually in possession of or occupying the Premises or any part thereof.

         28. WAIVERS. Failure on the part of either Lessor or Lessee to complain of any action or omission on the part of the other, no matter how long the same may continue, shall never be deemed to be a waiver by Lessor or Lessee of any right hereunder. Nor shall any waiver (express or implied) at any time of any of the provisions hereof by Lessor or Lessee be construed as a waiver of any of the other provisions hereunder, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval by Lessor to or of assignment or subletting or any other action by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent or approval to or of any other assignment or subletting or to or of any subsequent similar act by Lessee, nor shall Lessee's consent or approval to or of any action by Lessor be deemed to waive or render unnecessary any required consent or approval to or of any subsequent action.

         29. SEPARABILITY. If any term, portion or provision of this Lease or the application thereof to any person or circumstance is to any extent determined invalid or unenforceable, the remainder of the term, portion or provision of this Lease and the application of such term, portion or provision of this Lease to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each remaining term, portion or provision of this Lease shall be valid and enforced to the fullest extent permitted by law. It is hereby declared as the intention of the parties hereto that they would have executed such remainder of this Lease and would have provided for such application to other persons and circumstances without including therein the term, portion or provision or application thereof declared invalid or enforceable.

         30. MISCELLANEOUS. This lease is to be construed as a Massachusetts contract and sets forth the entire agreement between the parties. It may be cancelled, modified or amended only by a written instrument executed by both Lessor and Lessee.

         31. BROKERAGE. Lessee warrants and represents to Lessor, first, that neither Lessee nor anyone acting on its behalf had any contact with any broker in any way in connection with any proposed lease or sale of the Premises, second, that to the best of Lessee's knowledge no broker has any basis for a claim for a commission on account of this Lease, and third, that to the best of its knowledge no broker has asserted or intends to assert any such claim. Lessee agrees to indemnify and hold Lessor harmless from any loss, cost or damage arising from any breach of warranties and representations contained in this paragraph, and Lessor agrees to indemnify and hold Lessee harmless from and against any loss, cost or damage arising from any claim by brokers for a commission by reason of any action by Lessor.

         IN WITNESS WHEREOF, the said parties hereunto set their hands and seals as of the day and year first above written.


DRAGON SYSTEMS, INC.                                 ONE NEVADA REALTY TRUST

By: \s\ Janet M. Baker                               By: \s\ Joseph Biotti
    ------------------                                   -------------------
Its: President                                       Its: Trustee
     -----------------                                   --------------------

                          COMMONWEALTH OF MASSACHUSETTS

__________________, ss.                                               9/15, 1994


Then personally appeared the above-named Dr. Janet Baker, President of Dragon Systems, Inc., being duly authorized, and acknowledged the foregoing instrument to be his/her free act and deed and the free act and deed of Dragon Systems, Inc., before me.


                                              \s\ Julia B. Dunbar
                                              -------------------
                                              Notary Public
                                              My commission expires 7/98


                         COMMONWEALTH OF MASSACHUSETTS

________________, ss.                                                9/15, 1994


Then personally appeared the above-named Joseph Biotti, Jr. as Trustee of One Nevada Realty Trust and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of One Nevada Realty Trust, before me.



                                               \s\ Julia B. Dunbar
                                              -------------------
                                              Notary Public
                                              My commission expires 7/98





FSS1029

                                   SCHEDULE C
                               LANDLORD'S SERVICES


A.       Daily Operations (Every other business day)

1. Waste removal (including emptying of all trash receptacles and trash removal) shall be Lessor's responsibility.

2.       Kitchen

         a.       Sweep and wash floor with disinfectant.
         b.       Spot clean counters, cabinets, sink and appliances.

3.       Lavatories

         a.       Sweep and wash floors with disinfectant.
         b.       Wash both sides of toilet seats with disinfectant.
         c.       Wash all mirrors, basins, bowls, urinals.
         d.       Spot clean toilet partitions.
         e.       Empty and disinfect sanitary napkin disposal receptacles.
         f. Refill toilet tissue, towel, soap, and sanitary napkin dispensers.

4.       Thoroughly vacuum all carpets and floors.

5.       Public Areas

         a. Wipe down entrance doors and clean glass (interior and exterior).
         b.       Vacuum elevator carpets and wipe down doors and walls.
         c.       Vacuum hallway carpets.

B.       Operations as Needed

         1.       Buff all resilient floor areas.

         2. Relamp ceiling light fixtures and replace ballasts and starters.

C.       Weekly Operations

         1. Hand-dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, windowsills, door ledges, chair rails, baseboards, convector tops, etc., within normal reach.

         2. Remove finger marks from private entrance doors, light switches, and doorways.

         3.       Sweep all stairways.

D.       Monthly operations

         1.        Public Areas

                  a. Thoroughly vacuum seat cushions on chairs, sofas, etc.
                  b.       Vacuum and dust grillwork.

E.       As required and weather permitting

         1.       Clean inside and outside of all windows.

F.       Yearly

         1.       Public Areas

         a.       Strip and wax all resilient tile floor areas.

                      FIRST AMENDMENT TO AGREEMENT OF LEASE


         This is a FIRST AMENDMENT TO AGREEMENT OF LEASE ("First Amendment") made and entered into as of the 1st day of August, 1996, at Boston, Suffolk County, Commonwealth of Massachusetts, by and between Joseph Biotti, Jr., and Francis Biotti, Trustees of One Nevada Realty Trust, under Declaration of Trust dated September 14, 1984, and filed for registration with Middlesex South Registry District of the Land Court as Document No. 667834 and their heirs, successors and assigns where the context so admits ("Lessor") and Dragon Systems, Inc., a Delaware corporation and its successors, executors, administrators and assigns where the context so admits ("Lessee").

         Whereas, Lessor and Lessee entered into an Agreement of Lease (the "Lease"), dated as of the 15th day of September, 1994, with respect to approximately 22,169 square feet of space, more of less, on the first floor of the building known and numbered as 330 Nevada Street, Newtonville, Massachusetts 02160 (the "Building");

         Whereas, Lessor and Lessee desire to amend the Lease, as set forth herein:

                                 WITNESSETH THAT

         Lessor and Lessee, for and in consideration of the mutual covenants hereinafter contained, agree as follows:

         1. Effective December 1, 1996, Section No. 2 of the Lease ("TERM"), shall be deleted in its entirety and the following shall be substituted therefor:

         "2. TERM: With respect to the Premises, the term of this Lease (the "Term") shall be for five (5) years commencing on December 1, 1996 and expiring on November 30, 2001 (the "Expiration Date")."

         2. Section No. 3 of the Lease ("CONSTRUCTION OF PREMISES") is deleted in its entirety.

         3. Effective December 1, 1996, the first full paragraph of Section No. 4 ("RENT") (at the bottom of page 3 and the top of page 4) shall be deleted in its entirety and the following substituted therefor:

         "RENT. For the period commencing on December 1, 1996 and ending on November 30, 2001, Lessee shall pay Lessor base rent, in advance, to be received on the first day of each month during said period, according to the following schedule:

         December 1, 1996 to November 30, 1997:

                  At the rate of $9.28 per square foot in the amount of $17,144.03 which amount is obtained by multiplying $9.28 per square foot and the number of square feet in the Premises (22,169), and then dividing such product by twelve to determine equal monthly installments.

         December 1, 1997 to November 30, 1998:

                  At the rate of $9.53 per square foot, in the amount of $17,605.88 which amount is obtained by multiplying $9.53 per square foot and the number of square feet in the Premises (22,169), and then dividing such product by twelve to determine equal monthly installments.

         December 1, 1998 to November 30, 1999:

                  At the rate of $9.78 per square foot, in the amount of $18,067.74 which amount is obtained by multiplying $9.78 per square foot and the number of square feet in the Premises (22,169), and then dividing such product by twelve to determine equal monthly installments.

         December 1, 1999 to November 30, 2000:

                  At the rate of $10.03 per square foot, in the amount of $18,529.59 which amount is obtained by multiplying $10.03 per square foot and the number of square feet in the Premises (22,169), and then dividing such product by twelve to determine equal monthly installments.

         December 1, 2000 to November 30, 2001:

                  At the rate of $10.28 per square foot, in the amount of $18,991.45 which amount is obtained by multiplying $10.28 per square foot and the number of square feet in the Premises (22,169), and then dividing such product by twelve to determine equal monthly installments.

         4. Paragraph 4.1 of Section No. 4 ("RENT"), which paragraph addresses remeasuring, is deleted in its entirety.

         5. Paragraph 4.2 of Section No. 4 ("RENT"), which paragraph addresses cost of living factors, is deleted in its entirety.

         6. Effective December 1, 1996, paragraph 4.3 of Section No. 4 ("RENT"), which paragraph addresses additional rent, shall be deleted in its entirety and the following shall be substituted therefor:

         In addition to the Fixed Rent, for the period beginning on December 1, 1996 and ending on November 30, 2001, Lessee shall pay Lessor Supplemental Rent, in advance to be received on the first date of each month during said period at the rate of $4.10 per square foot of the Premises per annum.

         7. Section 12 of the Lease ("OPTION") is deleted in its entirety and the following is substituted therefor:

                  "12A. Right of First Refusal to Lease the Premises. During the term of this Lease, Lessee shall have a right of first refusal to release the Premises at the expiration of the Term of the Lease on the terms hereinafter set forth:

                  (a) If, during the Term of this Lease, Lessor shall receive from a third party an acceptable bona fide written offer to lease all or any portion of the Premises, Lessor agrees to give Lessee written notice of such offer describing the terms and conditions set forth therein ("Notice of Lease"). Lessee shall exercise the right of first refusal to lease the Premises on the same terms and conditions set forth in the Notice of Lease (except as otherwise provided in this Section 12A) by giving to Lessor written notice indicating its election to lease which shall be received by Lessor within five (5) business days of said Notice of Lease.

                  (b) If Lessee exercises the right of first refusal in accordance with the provisions of Section 12A(a) hereof, then a Lease, consistent with the terms of this Section 12A and the Notice of Lease, shall be signed within thirty (30) days of the Notice of Lease. In the event that a Lease is not executed within thirty (30) days of the Notice of Lease (unless caused by fault of Lessor), the right of first refusal provided for in this Section 12A shall terminate, and Lessee shall have no further rights hereunder, except as provided in paragraph
         (c) below.

                  (c) If Lessor does not receive timely notice from Lessee of the exercise of the right of first refusal, Lessor shall thereafter be free to lease all or any portion of the Premises to any other person on the terms set forth in the Notice of Lease, and upon execution of any such lease the right of first refusal provided for in this Section 12A shall terminate, and Lessee shall have no further rights hereunder. Notwithstanding the foregoing, if Lessee does not exercise its right of first refusal provided for in this Section 12A and Lessor does not enter into a lease with the third party and subsequently receives another acceptable bona fide written offer to lease all of the Premises, Lessor agrees to give Lessee written notice of such offer in accordance with the provisions of this Section 12A.

                  (d) A certificate in recordable form executed by Lessor stating (i) that after giving Lessee a Notice of Lease, the five (5) day notice period has terminated and that Lessee has not exercised the right of first refusal in accordance with the terms of Section 12A, and
         (ii) that Lessee has failed to execute a Lease within thirty (30) days of the Notice of Lease, shall be conclusive evidence upon which third parties may rely that the right of first refusal created hereunder has not been effectively exercised.

                  (e) This right of first refusal is not assignable or transferable by Lessee either in conjunction with assignment of this Lease or subletting of all or any portion of the Premises or otherwise, and any attempted assignment or other transfer of said rights shall automatically terminate said rights."

                  "12B. Right of First Refusal to Lease Other Space in the Project. During the term of this Lease, Lessee shall have a right of first refusal to lease other space which becomes available in the Building or space which becomes available at 320 Nevada Street or at 459 Watertown Street on the terms hereinafter set forth:

                  (a) If, during the Term of this Lease, Lessor shall receive from a third party an acceptable bona fide written offer to lease other space which becomes available in the Building or space which becomes available at 320 Nevada Street or at 459 Watertown Street, Lessor agrees to give Lessee written notice of such offer describing the terms and conditions set forth therein ("Notice of Lease"). Lessee shall exercise the right of first refusal to lease the other space which becomes available in the Building or the space which becomes available at 320 Nevada Street or at 459 Watertown Street on on the same terms and conditions set forth in the Notice of Lease (except as otherwise provided in this Section 12B) by giving to Lessor written notice indicating its election to lease which shall be received by Lessor within five (5) business days of said Notice of Lease.

                  (b) If Lessee exercises the right of first refusal in accordance with the provisions of Section 12B(a) hereof, then a Lease, consistent with the terms of this Section 12B and the Notice of Lease, shall be signed within thirty (30) days of the Notice of Lease. In the event that a Lease is not executed within thirty (30) days of the Notice of Lease (unless caused by fault of Lessor), the right of first refusal provided for in this Section 12B shall terminate, and Lessee shall have no further rights hereunder, except as provided in paragraph
         (c) below.

                  (c) If Lessor does not receive timely notice from Lessee of the exercise of the right of first refusal, Lessor shall thereafter be free to lease all or any portion of the other space which becomes available in the Building or space which becomes available at 320 Nevada Street or at 459 Watertown Street to any other person on the terms set forth in the

         Notice of Lease, and upon execution of any such lease the right of first refusal provided for in this Section 12B shall terminate, and Lessee shall have no further rights hereunder. Notwithstanding the foregoing, if Lessee does not exercise its right of first refusal provided for in this Section 12B and Lessor does not enter into a lease with the third party and subsequently receives another acceptable bona fide written offer to lease all of the other space which becomes available in the Building or space which becomes available at 320 Nevada Street or at 459 Watertown Street, Lessor agrees to give Lessee written notice of such offer in accordance with the provisions of this
         Section 12B.

                  (d) A certificate in recordable form executed by Lessor stating (i) that after giving Lessee a Notice of Lease, the five (5) day notice period has terminated and that Lessee has not exercised the right of first refusal in accordance with the terms of Section 12B, and
         (ii) that Lessee has failed to execute a Lease within thirty (30) days of the Notice of Lease, shall be conclusive evidence upon which third parties may rely that the right of first refusal created hereunder has not been effectively exercised.

                  (e) This right of first refusal is not assignable or transferable by Lessee either in conjunction with assignment of this Lease or subletting of all or any portion of the other space which becomes available in the Building or space which becomes available at 320 Nevada Street or at 459 Watertown Street or otherwise, and any attempted assignment or other transfer of said rights shall automatically terminate said rights."

         8. Section 13 of the Lease ("BUILDOUT REIMBURSEMENT") is deleted in its entirety.

         9. Mr. Starrett's address for purposes of Section 19 of the Lease ("NOTICE") is now: Mahoney, Hawkes & Goldings, 75 Park Plaza, Boston, MA 02116. The copy to be provided to Hale & Dorr for purposes of Section 19 of the Lease shall be to the attention of Jeffrey A. Hermanson, Esq.

         10. Lessor and Lessee each warrant to the other that it has had no dealings with any broker or agent in connection with this Amendment, and agree to hold harmless and indemnify the other party from and against any and all costs (including, without limitation, attorney's fees for defense of an action), expenses or liability for any compensation, commissions or charges which result from a breach of this warranty.

         11. All terms and conditions of the Lease not specifically changed by this Amendment to the Lease shall remain in full force and effect, and shall apply to all portions of the Building being leased by Lessee at any time.

         IN WITNESS WHEREOF, the said parties hereunto set their hands and seals as of the date first set forth above.

LESSEE                                               LESSOR
DRAGON SYSTEMS, INC.                                 ONE NEVADA REALTY TRUST

\s\ Janet M. Baker                                   \s\ Joseph Biotti
------------------                                   -----------------
Janet M. Baker, Pres.                                Joseph Biotti, Jr., Trustee
16 Aug 1996

                                                     \s\ Francis L. Biotti
                                                     ---------------------------
                                                     Francis L. Biotti, Trustee

         The undersigned hereby consent to this Amendment to Lease.

                                                              CLSI, Inc.

                                                              By
                                                                ----------------
                                                              Its
                                                                 ---------------

                                                              FDIC

                                                               By
                                                                ----------------
                                                              Its
                                                                 ---------------
                                                              Baybank

                                                               By
                                                                ----------------
                                                              Its
                                                                 ---------------


FSI1457/1-7